                                                                  Exhibit 23.1.2


                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Equity Participation Plan of Nextera Enterprises, Inc. of our report dated April 30, 1998, with respect to the 1997 financial statements of Symmetrix, Inc. included in the Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-1 (File No. 333-63789).



/s/ ERNST & YOUNG LLP


Boston, Massachusetts
May 14, 1999